EXHIBIT 10.6

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SUPPLY AGREEMENT

between

OPIANT PHARMACEUTICALS, INC.

and

AEGIS THERAPEUTICS, LLC

Effective Date:      January 1, 2017

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

(continued)

ii

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

(continued)

EXHIBIT A – DEFINITIONS

EXHIBIT B – SPECIFICATION FOR MATERIAL

iii

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Supply Agreement”), is effective as of the Effective Date and entered into on June 22, 2017 (“Execution Date”), by and between AEGIS THERAPEUTICS, LLC, a California limited liability company (“Aegis”), and OPIANT PHARMACEUTICALS, INC., a Delaware corporation (“Opiant”).

RECITALS

A.           Aegis has rights to certain proprietary technology regarding chemically synthesizable delivery enhancement and stability agents that, among other things, allow non-invasive systemic delivery of potent peptide, protein, and large molecule drugs.

B.           Aegis and Opiant have entered into that certain License Agreement, dated as of January 1, 2017 (the “License Agreement”) to Exploit Products in the Field.

C.           The Parties now desire to provide for the supply of the Materials by Aegis to Opiant for the manufacture of Product(s).

D.           Aegis intends to use Contract Manufacturers for the manufacture and supply of Materials to Opiant.

In consideration of the foregoing Recitals and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Supply Agreement, capitalized terms used herein shall have the meanings set forth in this Supply Agreement or in Exhibit A attached hereto, as applicable.

ARTICLE 2

SUPPLY AND PURCHASE

2.1           Supply and Purchase. Subject to the terms and conditions of this Supply Agreement, during the Term, Aegis hereby agrees to sell to Opiant, and Opiant hereby agrees to purchase from Aegis, such quantities of Material as may be ordered by Opiant from time to time in accordance with the provisions of Article 5.1, which may include quantities ordered for Opiant’s Affiliates and sublicensees.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.2           Contract Manufacturers; Other Sources of Supply. Aegis is a party to manufacturing contracts with various Contract Manufacturers, including **** and ****, for the manufacture and supply of the Materials. During the Term, Opiant shall not purchase Excipient(s) directly from a Contract Manufacturer or from any other third party unless and until Opiant exercises its right to manufacture or have manufactured the Excipient(s) as contemplated by Article 2.4, and Opiant shall not manufacture or have manufactured any such Material for use in Products, except as set forth in this Supply Agreement. Aegis shall cause such Contract Manufacturers to supply Opiant Material in accordance with the terms of this Agreement.

2.3           Inventory. Throughout the Term, Aegis shall maintain and store reasonable quantities of inventory of Materials at Aegis’ expense, and, if Opiant makes the election regarding a Minimum Amount pursuant to Article 5.1(c), in no event shall Aegis maintain and store, during the Term, inventory of Materials amounting to less than **** Opiant’s then -current Minimum Amount. Aegis shall maintain and store such inventory in accordance with the terms of this Supply Agreement and all applicable Law, including GMP, and Aegis shall fulfill Orders for Material submitted by Opiant out of such inventory on a “first in, first out” basis and shall accordingly replace the consumed inventory on a timely basis. Aegis shall be responsible for such Material until ownership of Material is transferred to Opiant in accordance with the delivery terms of this Supply Agreement. Aegis and its Contract Manufacturer(s) agree to provide Opiant with a periodic report of its manufacturing capacity utilization, inventory quantities and current lead times for each Material. The Parties may agree from time to time to alter the number of Material units for each Material that need to be maintained in the safety stock inventory.

2.4           Default. Aegis shall use Commercially Reasonable Efforts to avoid and remedy any shortfalls in the supply of Material to Opiant. Aegis shall promptly notify Opiant in writing in the event that Aegis is unable to supply Opiant with any portion of requested Material manufactured in accordance with GMP guidelines and conforming to the Specifications, in whole or in part (including due to any inability of its Contract Manufacturer(s) to supply Material to Aegis sufficient to meet the binding portion of Opiant’s forecast pursuant to Article 5.1(c). At any time during the Term, in the event that (a) Aegis is unable to supply and sell any portion of Material to Opiant in accordance with the terms of this Supply Agreement, after any applicable cure period under Article 10.2, or (b) the Parties are unable to agree upon pricing as contemplated by Article 3.2.d after good faith negotiation which would constitute an uncured material breach of Aegis pursuant to section 10.2(b), then Opiant may terminate this Agreement pursuant to Article 10.2 of this Supply Agreement and exercise its right pursuant to the License Agreement to manufacture or have manufactured the Excipient(s) or Material or have manufactured the Excipient(s) or Material manufactured by any third party for use as permitted by the License Agreement. In such event, Opiant may terminate this Agreement or request Aegis to continue to manufacture the Material or Excipient under terms and conditions to be mutually agreed to by the parties in addition to such third party selected by Opiant.

2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.5           Technology Transfer.

2.5.1 Subject to third party confidentiality and proprietary technologies and techniques, Aegis shall transfer all information, including Aegis Technology (as defined under the License Agreement specific to the manufacturing of the Excipient) to Opiant (including without limitation documentation and materials), as necessary or useful for Opiant to manufacture or have manufactured the Materials. For clarity, such technology transfer shall include, subject to third party confidentiality and proprietary technologies and techniques of the manufacturer of such Materials, all Aegis Technology specific to the manufacturing of the Excipient and contained in Aegis’ drug master files.

2.5.2 In the event that Opiant does manufacture or have manufactured any such Material for use in Products, Opiant hereby covenants and agrees that: (i) it will only manufacture or have manufactured any such Material for Opiant, its Affiliates or its sublicensees and will not sell, transfer or otherwise supply the Material to any third party, other than Opiant sublicensees, without the express written consent of Aegis; and (ii) all agreements specific to the manufacturing of any such Material shall contain language that the contract manufacturer shall covenant and agree that it will not manufacture, sell or otherwise supply such Material to any other third party, other than Opiant’s sublicensees, without the express written consent of Aegis.

2.5.3 If Opiant asserts that Aegis has failed to transfer the information specific to the manufacturing of the Excipient to Opiant as contemplated under this Article 2.5 and Opiant brings an action to enforce its rights under this Article 2.5, the prevailing party may recover its actual and documented expenses, including, but not limited to reasonable attorneys’ fees, and such expenses shall not be limited by Article 6.10.

ARTICLE 3

PRICING

3.1           Material for Preclinical Use. Aegis hereby agrees to supply and sell to Opiant up to **** grams of Intravail® for Opiant’s use in preclinical studies ****. Such Material shall be delivered within thirty (30) days after receipt by Aegis of the Order to purchase said Material. If additional quantities of such Material are needed for preclinical studies, the Parties will negotiate in good faith pricing for such Materials.

3.2           Material for Clinical and Commercial Use. Aegis hereby agrees to supply and sell to Opiant quantities of Intravail® for use by Opiant in its clinical trials and for later commercial sales, in accordance with the following price schedule:

Grams	Order Lead Time	Price per Gram		Total
500	****	$	****	$	****
1,000	****		****		****
2,500	****		****		****
5,000	****		****		****
>5,000	TBD		TBD		TBD

3

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

a.           The prices set forth in the schedule above shall be subject to the Producer Price Index published by the U.S. Department of Labor for Pharmaceutical Preparations (“PPI”) adjustment as set forth in Article 3.3.

b.           Each Order shall be for a single delivery date; a single Order cannot be for two (2) or more different delivery dates. The price per gram is based upon the number of grams of Intravail® in the Order.

c.           The quantities set forth in the schedule above are fixed lot sizes. Any request for a quantity other than as set forth above (e.g., for 600 grams or 1,800 grams), shall be subject to good faith negotiations between the Parties as to price and lead time.

d.           For quantities over 5,000 grams, the Parties shall negotiate in good faith the Order Lead Time and Price Per Gram. The Parties agree that: (i) quantities must be based on Opiant’s, its Affiliates and sublicensees actual and documented requirements for such Material; (ii) Order Lead Time shall be consistent with the Contract Manufacturers normal manufacturing process and scheduling; (iii) the Price Per Gram shall not be less than the actual cost to manufacture such quantity of Material plus normal and customary overhead allocations and profit margins for similar material and quantities; and (iv) Opiant must guarantee the purchase of such Material and issue a purchase order within thirty (30) days.

3.3           PPI Increase. The prices stated in this Supply Agreement shall be subject to increase on an annual basis, based upon any increase in the PPI between Calendar Year 2017 and the Calendar Year immediately preceding the Calendar Year in which the Order is placed and accepted. The Parties agree that there shall be no price increases through 2018. Price increase for 2019 will be the prices stated in Article 3.2, increase by any PPI increase from 2017 to 2018. As a further example, the price for Intravail® ordered in 2020 will be the price stated in Article 3.2, increase by any cumulative PPI increase from 2017 to 2019.

3.4           No Encumbrances. All Material delivered to Opiant pursuant to an Order will be sold and delivered free of any Encumbrance, subject to Opiant paying the purchase price for such Material in accordance with Article 5.8.

4

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 4

SPECIFICATIONS FOR MATERIAL

4.1           Specifications.

4.1.1 All Material supplied to Opiant by Aegis under this Supply Agreement shall conform to and meet the applicable Specifications. The Specifications indicated in Exhibit B and the pricing schedule set forth in Article 3.2 apply to the supply of Intravail®, subject to any modifications to such Specifications as permitted by this Agreement. The Parties acknowledge that Opiant may require a different Material in the future, in which event, the Parties shall prepare a mutually approved new description of the Specifications for such different Material, together with a new and commercially reasonable pricing schedule for such different Material. The Specifications for any Material supplied pursuant to this Supply Agreement shall be attached as an exhibit to this Supply Agreement.

4.1.2 The Parties acknowledge that the Specifications may need to be refined and modified as the Parties gain experience with the manufacture of the Materials. Opiant acknowledges that other Aegis licensees may from time-to-time propose modification to the Specifications. The Specifications shall not be modified without the prior written consent of both Parties and where necessary other Aegis licensees, such approval not to be unreasonably withheld or delayed. The Parties agree to negotiate in good faith an equitable allocation of any special costs of developing and implementing revised Specifications. In the event that the Parties agree to modify the Specifications, Aegis shall, or shall cause the Contract Manufacturer to, perform all analytical or experimental work in connection with making any such change. Opiant shall be responsible, at its expense, for filing all changes proposed by Opiant in connection with any Approval, and for seeking approval of any such change required by each applicable Regulatory Authority, including costs for any such filings specific to the applicable drug master file.

4.1.3 If any applicable Regulatory Authority requires Opiant or Aegis to implement any changes to the Specifications, Aegis shall use commercially reasonable efforts to facilitate such changes, including causing its Contract Manufacturer to do so. Aegis shall promptly advise Opiant as to any lead-time changes, price changes, or other changed terms that may result from a change to the Specifications. Aegis shall bear the costs incurred to generate and implement any such modified Specifications, unless such change was caused as a result of changes or actions by Opiant.

4.1.4 If the Specifications are modified in accordance with Article 4.1.2 or Article 4.1.3, the Parties will amend the applicable exhibits attached to this Supply Agreement to reflect such modifications.

4.2           Process or Design Changes. Unless otherwise covered in the Specifications, no process changes; manufacturing changes (including without limitation equipment changes); design changes; changes regarding materials or the handling, cleaning or shipping of the Material; or process step discontinuances affecting the performance (whether specified or not), the environmental compatibility or chemical characteristics, or the life, reliability, or quality of Material shall be made or incorporated in Material without the prior written approval of Opiant.

5

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 5

ORDERS; DELIVERY; INVOICES

5.1           Purchase Orders.

a.           Opiant shall order Material by submitting to Aegis written purchase orders on standard Opiant purchase orders (each an “Order”), which may be submitted via mail, fax, or electronic data interchange (EDI). Each Order shall specify the quantity of Material, the requested delivery date and any special shipping instructions. Opiant shall submit each Order to Aegis at least sixty (60) days or ninety (90) days in advance of the desired shipment date specified in the Order, depending on quantity, as set forth in Article 3.2. Subject to Article 5.2, Aegis shall give to Opiant written acceptance of each Order within five (5) Business Days after Aegis receives such Order.

b.           Opiant shall not place more than one (1) Order in any thirty (30) day period without Aegis’ prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned.

c.           Opiant shall furnish to Aegis, beginning on June 30 following the initiation of the first Phase 2 trial, a three (3)-year non-binding forecast of quarterly Orders for quantities of Material, thereafter to be updated quarterly based upon Opiant’s good faith estimate of Opiant’s needs for Material. For each forecast providing for commercial supply quantities, Opiant may, in its sole discretion, elect for the first twelve (12)-month period of such forecast to be binding as to the minimum quantity of Material to be ordered during the period (the “Minimum Amount”). If Opiant makes such election, the inventory provisions under Article 2.3 referencing the Minimum Amount shall be applicable. If Opiant makes such election but does not place firm Orders for the Minimum Amount during the applicable twelve (12)-month period, then Opiant shall be obligated to purchase and pay for the balance of such amount of Material, no later than thirty (30) days after the end of such twelve (12)-month period.

d.           If any provision of an Order is inconsistent or conflicting with this Supply Agreement, the Supply Agreement will control and prevail, unless both Parties agree otherwise in writing.

5.2           Capacity and Supply Failure. If Aegis or any of its Contract Manufacturers experiences extraordinary and unforeseen customer orders, or a shortage of raw materials, components or other items or supplies used in connection with the manufacture of Material, or a force majeure event, or experiences an inability to supply Material to Opiant, Aegis shall, and shall cause its Contract Manufacturers to, fairly allocate the production capacity among all customers, based upon purchase order requests from all customers during the immediately preceding four (4) Calendar Quarters.

5.3           No Minimum. There are no minimum purchase obligations of Opiant for any Material purchased under this Supply Agreement, except to the extent elected by Opiant as set forth in Article 5.1(c).

5.4           Maximum. There are no maximum quantities of Material which may be purchased under this Supply Agreement.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.5           Delivery. All Materials delivered pursuant to the terms of this Supply Agreement will be suitably packaged and delivered in accordance with Opiant’s instructions and applicable Laws, to the address(es) specified in Opiant’s Orders. Aegis will ship Materials to Opiant with actual freight and insurance for shipment to the applicable destination prepaid and charged to the account of Opiant to meet delivery dates specified by Opiant in the Orders. The delivery date specified in the Orders and accepted by Aegis in compliance with Article 5.1(a), or any other delivery period agreed in writing by the Parties, is a firm commitment by Aegis, and time of delivery will be of the essence for all Orders under this Supply Agreement. Aegis will promptly notify Opiant, by fax, of any prospective delay in delivery.

5.6           Risk of Loss. Title, possession, control, responsibility and risk of loss for the applicable Order. Product damaged or lost during shipment will be replaced by Aegis, at no additional cost to Opiant.

5.7           Representative. Each Party will designate in writing to the other Party an individual or individuals (each a “Representative”) who will be responsible for implementing and reviewing any questions concerning compliance with the terms and conditions of this Supply Agreement. Opiant’s designated Representative will also be responsible for authorizing Orders and changes or modifications to such Orders. Each Party may change its designated Representative(s) at any time upon written notice to the other Party.

5.8           Invoices and Payment. Aegis will submit invoices to Opiant for the aggregate purchase price of each shipment of Material at the time of such shipment. All undisputed payments due under this Article 5.8 shall be paid to Aegis within thirty (30) days after the date of Opiant’s receipt of the shipment of Product.

5.9           Payment Method. All payments by Opiant to Aegis hereunder shall be in U.S. dollars in immediately available funds and shall be made by wire transfer from a bank located in the United States to such bank account as designated from time to time by Aegis to Opiant.

5.10         Delays. TIME IS OF THE ESSENCE WITH RESPECT TO EACH ORDER placed by Opiant.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 6

QUALITY; INSPECTION; REMEDIES

6.1           Standards. Aegis represents that all material U.S. federal environmental, safety and FDA requirements are being and will be followed at the facilities of any and all Contract Manufacturers, or any other facilities, where Material is manufactured. Aegis will contractually require any and all Contract Manufacturers to register and maintain the registration of each establishment in which it engages in the manufacture, packaging, processing, or distribution of Material and to make such filings with respect thereto as may be necessary for it to comply with the requirements of applicable Law, as now in effect or hereafter amended, and such other Laws and regulations as are applicable to the manufacture, packaging, processing and distribution contemplated under this Supply Agreement, and will cause such Contract Manufacturers to certify the foregoing in writing at the request of Opiant. Opiant will have the right (which may include its Affiliates and sublicensees), not more than once per Calendar Quarter (unless for cause (due to prior audits findings of non-compliance)), to inspect at reasonable times during normal business hours, and at a mutually agreed upon time, the operations (including without limitation records) and facilities where Material is manufactured, tested and stored for shipping for the purpose of quality assurance auditing and to evaluate compliance with manufacturing, quality systems and procedures for Material under this Supply Agreement, as well as under applicable Laws. Aegis will use diligent efforts to cause any and all Contract Manufacturers to undertake necessary corrective action to correct or otherwise address audit items. Additionally, Aegis will notify Opiant in writing of any regulatory inspection of such facilities that may impact Opiant’s ability to sell or distribute Product which incorporate or utilize Material as soon as reasonably feasible, but in no event more than forty-eight (48) hours after Aegis becomes aware of such inspection. Aegis will inform Opiant of any adverse findings from any regulatory inspection that may impact Opiant’s ability to sell or otherwise distribute Product which incorporate or utilize Material as soon as reasonably feasible, but in no event more than forty-eight (48) hours after receipt by Aegis of such adverse findings.

6.2           Approval or Rejection of Material. The Parties hereby expressly agree that payment will not constitute final acceptance of Material. For a period of thirty (30) business days following receipt of any Material ordered by Opiant hereunder, Opiant will have the right to inspect and approve the Material in such delivery. Following such thirty (30) business days, unless Opiant has notified Aegis as provided in this Article 6.2 that the Material (or part thereof) in such delivery fails to conform to the Specifications, the Material in such delivery will be deemed accepted, except as set forth in the last sentence of this section. If Opiant’s inspection discloses that some or all of the Material delivered fails to conform to the applicable Specifications for Material or the terms of Aegis’ warranties under this Supply Agreement (“Defective Material”), Opiant shall within such thirty (30) business day period notify Aegis that it has received Defective Material by furnishing Aegis with a written notice of rejection (“Corrective Action Request”) specifying the Defective Material and providing relevant information, if any, that substantiates its position that such Material is Defective Material. Aegis will have the opportunity to inspect and test the Material that is claimed by Opiant to be Defective Material; provided, however, that, if Aegis elects to inspect and test such Material, it will promptly do so at its sole cost and expense. Notwithstanding the foregoing, in the event of a Latent Defect, Opiant shall have seven (7) business days after detection the Latent Defect to notify Aegis (provided that such notice is prior to the expiration of the stated shelf life for the Material); and the term “Latent Defect” is defined to mean a defect causing the Material to be Defective Material that Opiant can show, to the extent reasonably possible, was present in the Material at the time of delivery, which defect could not reasonably be detected pursuant to a diligent inspection promptly following delivery.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.3           Return of Defective Materials; Remedies. If Opiant receives Defective Materials and notifies Aegis of the defect no later than thirty (30) business days after receipt of such Defective Material (or detection of any latent defect), Opiant shall return to Aegis or, at Aegis’ written direction, destroy the Defective Materials, in each case at Aegis’ expense. Opiant shall not be required to pay any invoice with respect to any shipment of Material rejected pursuant to Article 6.2. At Opiant’s option, Opiant shall be entitled either: (a) to a refund, if the invoice was already paid, or credit equal to the purchase price paid with respect to such rejected shipment (and any freight and insurance charges borne by Opiant); or (b) to require Aegis to promptly replace such rejected shipment with conforming Materials at no additional cost to Opiant, if the invoice was already paid.

If Aegis provides written notice that it disputes the Corrective Action Request within thirty (30) days of receiving the Corrective Action Request from Opiant, such dispute shall be referred to a mutually acceptable independent third party with the appropriate expertise to assess the conformity or non-conformity of the Materials to the applicable Specifications or the terms of Aegis’ warranties under this Supply Agreement. The Parties agree that such third party’s determination shall be final and binding upon the Parties. The Party against whom the independent third party rules shall bear the costs of testing by such independent third party, and if such third party determines that Opiant’s identification of Defective Material was incorrect, Opiant will purchase and pay for both the initially rejected and replacement Material, if received. If Aegis does not provide written notice that it disputes the rejection within fifteen (15) days of receiving a Corrective Action Request, it will be deemed to have accepted such rejection.

6.4           Batch Records. Upon Opiant’s request, Aegis shall request and use good faith efforts to provide to Opiant the applicable Contract Manufacturer’s batch records relevant to lots of Material purchased by Opiant, subject to redaction or deletion of confidential proprietary manufacturing process information.

6.5           Contract Manufacturer. Without limiting Aegis’ obligation to comply with the terms of this Supply Agreement, Aegis shall have the right at any time to satisfy its supply obligations to Opiant hereunder either in whole or in part through arrangements with Contract Manufacturers; provided that (a) Aegis shall give Opiant prior written notice of any such arrangement with a Contract Manufacturer with sufficient time to permit Opiant to evaluate the implications of any such arrangement on the existing or pending development or approvals for Materials or Products; (b) any arrangement made or entered into after the Effective Date with a Contract Manufacturer that will result in a delay in Aegis’ or such Contract Manufacturer’s ability to meet Opiant’s delivery requirements for Materials pursuant to any Orders made pursuant to Article 5.1 shall require the prior written consent of Opiant (including delay due to modifications or new approvals required in connection with such new Contract Manufacturer); (c) Aegis shall otherwise remain responsible for all of its obligations set forth herein; and (d) Aegis shall promptly notify Opiant upon Aegis becoming aware of any (i) any failure or reasonably expected failure by a Contract Manufacturer to supply Materials, or (ii) performance by a Contract Manufacturer in a manner that would result in Aegis not being in material compliance with this Supply Agreement. The Parties acknowledge that as of the Effective Date, **** and **** are acting as the only Contract Manufacturers, and Opiant has accepted **** and **** as Contract Manufacturers. Aegis shall require its Contract Manufacturer(s) to comply in all material respects with the requirements set forth in this Supply Agreement, including the establishment and deployment of regular and as-needed inspections of the facilities of such Contract Manufacturer(s) by Opiant and the execution of regular and as-needed audits of such Contract Manufacturer(s). Aegis shall not amend those agreements with Contract Manufacturer(s) to the extent they apply to the Territory in a manner inconsistent or in conflict with the terms of this Supply Agreement nor terminate them to the extent they apply to the Territory without prior written consent of Opiant, not to be unreasonably withheld.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.6           Inspections.

6.6.1 Aegis will permit up to two (2) of Opiant’s authorized representatives (which may include its Affiliates and sublicensees), during normal business hours and upon reasonable advance notice to Aegis, to inspect the portions of Aegis’ facilities utilized and records maintained for the manufacture, preparation, processing, storage or quality control of Materials and any such facilities and records of any Contract Manufacturer. With respect to inspection of a Contract Manufacturer’s facilities by Opiant, Opiant will be responsible for any reasonable fees charged by Aegis’ Contract Manufacturer in connection with such inspections. Opiant’s authorized representatives shall comply with all applicable Laws and rules of Aegis and the Contract Manufacturer relating to confidentiality, security, health, and safety. Inspections under this Article 6.6.1 shall occur no more frequently than once every twelve (12) months; provided that Opiant’s authorized representatives shall be permitted to conduct inspections at any time upon reasonable advance notice (a) after there is a breach of Article 6.1 or either Party becomes aware of a regulatory concern that could reasonably be expected to affect the continuity of supply of Materials to Opiant, until such breach or concern is resolved to Opiant’s reasonable satisfaction or (b) for purposes of due diligence activities conducted by a third party in connection with (i) the transfer or sale of all or substantially all of Opiant’s business related to a Product, or in the event of a merger, consolidation, change in control or similar transaction, or (ii) a potential collaboration or sublicense relating to a Product between such third party and Opiant, its Affiliates or sublicensees.

6.6.2 Aegis will make its facilities available for inspection by representatives of Regulatory Authorities in compliance with all applicable Laws. Aegis will notify Opiant promptly, but in no event more than twenty-four (24) hours (by telephone and, if possible, in writing) after receipt of any notice or any other indication whatsoever of any FDA or other Regulatory Authority inspection, investigation, or other inquiry, or other notice or communication from any Regulatory Authority of any type, that could reasonably be expected to affect the continuity of supply of Materials to Opiant. Aegis shall supply Opiant with copies of any such notice, related correspondence or other documentation relating to the Materials. To the extent such inspection, investigation, or other inquiry relates to Materials, Aegis shall allow representatives of Opiant (which may include its Affiliates and sublicensees) to be present during the applicable portions of any such inspection, investigation, or other inquiry.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.6.3 Aegis will make the applicable facilities of any Contract Manufacturer available for inspection by representatives of Regulatory Authorities in compliance with all applicable Laws. Aegis will notify Opiant promptly, but in no event more than twenty-four (24) hours after Aegis has knowledge of any Contract Manufacturer’s receipt of any correspondence from the FDA or other Regulatory Authority regarding an inspection, investigation, or other inquiry, or other correspondence from any Regulatory Authority of any type, involving Materials.

6.6.4 Aegis will require in any contracts or other arrangements entered into or made after the Effective Date with any Contract Manufacturer of Materials that Opiant (including its Affiliates and sublicensees) will have the right to visit and inspect such Contract Manufacturer’s facilities during reasonable business hours and upon reasonable advance notice.

6.7           Safety Information. Aegis will provide Opiant, in writing, from time to time, with (a) information then currently known to it regarding handling precautions, toxicity and hazards with respect to any and all Materials, and (b) the then current material safety data sheet for any and all Materials. Opiant is solely responsible for (i) use of all documentation provided by Aegis, including without limitation, in any regulatory submission to the FDA or any other Regulatory Authority in the Territory, (ii) document control and retention, and (iii) determining the suitability of any documentation provided by Aegis hereunder for use in any regulatory submission.

6.8           Adverse Event Information. Aegis will provide Opiant with copies of all reports of any adverse event which Aegis must report to a Regulatory Authority under applicable Law or which is serious, such as any adverse event involving Materials that results in death, is life-threatening, requires or prolongs inpatient hospitalization, results in disability, congenital anomaly or is medically important (i.e., may require other medical or surgical intervention to prevent other serious criteria from occurring), and which Aegis has reason to believe is associated with any or all Materials as soon as reasonably practicable, but in no event more than forty-eight (48) hours following receipt of notice thereof by Aegis, including without limitation from Aegis’ Contract Manufacturer or customers. Each Party shall promptly advise the other Party of any complaints, adverse reaction reports, safety issues or toxicity issues relating to any Material of which it becomes aware. If either Party determines that any Material causes an adverse event, such Party shall notify the other Party as soon as reasonably practicable, but in no event more than forty-eight (48) hours following such determination.

6.9           Recalls. Opiant shall have the sole decision making authority with respect to a recall or withdrawal of its Product.

6.10         Limitations of Liability. EXCEPT WITH RESPECT TO ARTICLE 2.5, 6.3 AND ARTICLE 7, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY ACTUAL, DIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS SUPPLY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EVEN IF EITHER PARTY IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING. THIS LIMITATION IS SEPARATE AND INDEPENDENT OF ANY OTHER REMEDY LIMITATIONS AND WILL NOT FAIL IF SUCH OTHER LIMITATION ON REMEDY FAILS. NOTHING IN THIS ARTICLE 6.10 SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION RIGHTS OR OBLIGATIONS UNDER ARTICLE 8.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 7

CONFIDENTIALITY

The confidentiality provisions set forth in Article 7 of the License Agreement are incorporated herein by reference, and such provisions shall also apply to all Confidential Information of the Parties (including proprietary information of the Contract Manufacturer(s) provided by Aegis to Opiant).

ARTICLE 8

INDEMNIFICATION AND INSURANCE

8.1           Indemnification by Opiant. Opiant shall indemnify and hold harmless each of Aegis, its Affiliates and their respective directors, officers, employees and agents, and successors and assigns, from and against any and all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs, incurred by any of them to the extent resulting from any claims, demands, actions or other proceedings by any third party arising from (a) the breach of any representation, warranty or covenant by Opiant under this Supply Agreement; or (b) the Exploitation of the Products by Opiant or its Affiliates or sublicensees; provided, however, that such indemnification right shall not apply to any losses, liabilities, damages or expenses to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of an Indemnitee seeking indemnification under this Article 8.1.

8.2           Indemnification by Aegis. Aegis shall indemnify and hold harmless each of Opiant, its Affiliates and their respective directors, officers, employees and agents, and successors and assigns, from and against any and all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs, incurred by any of them to the extent resulting from any claims, demands, actions or other proceedings by any third party arising from (a) the breach of any representation, warranty or covenant by Aegis under this Supply Agreement; (b) the Exploitation of the Aegis Technology or Excipient(s) by Aegis, its licensees (excluding Opiant) or their respective Affiliates or sublicensees; (c) any claim of any third party that Aegis willfully disclosed or made available to Opiant any Aegis Technology in violation of an obligation of Aegis to such third party or (d) any claim of any third party that the Materials supplied under this Agreement infringes or misappropriates any third party intellectual property right; provided, however, that such indemnification right shall not apply to any losses, liabilities, damages or expenses to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of an Indemnitee seeking indemnification under this Article 8.2.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.3           Procedure. A Party that intends to claim indemnification under Article 8 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim indemnification; provided, however, that the failure to provide written notice of such claim within a reasonable period of time will not relieve the Indemnitor of any of its obligation hereunder, except to the extent that the Indemnitor is prejudiced by such failure to provide prompt notice. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee, shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld, delayed, or conditioned, unless (a) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee and (b) the sole relief provided is monetary damages that are paid in full by the Indemnitor. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a third party claim covered by Article 8.

8.4           Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance in an amount consistent with sound business practice, customary in the pharmaceutical industry generally for parties similarly situated and reasonable in light of the Party’s obligations under this Supply Agreement. Each Party shall, upon request of the other Party, provide a copy of the foregoing insurance policies, along with any amendments and revisions thereto. OPIANT shall be named as an additional insured on any such policies maintained hereunder by AEGIS, and AEGIS shall be named as an additional insured on any such policies maintained hereunder by OPIANT. If there are any additional costs for adding a Party as an additional insured, the added Party shall pay such additional costs.

ARTICLE 9

COMPLIANCE WITH LAWS; REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1           Aegis.

9.1.1 Aegis will comply, and will contractually require any and all Contract Manufacturers to comply, with all present and future Laws applicable to the manufacture and supply of Materials, including, without limitation, applicable GMP or other regulations promulgated from time to time by the FDA, defect notifications, and any other registration requirements that may be imposed on the manufacture of Materials. Aegis represents and warrants to Opiant that all Materials supplied hereunder shall: (a) be manufactured, tested, labeled, packaged, stored, handled, and shipped in conformance with GMP and all applicable Laws; (b) be manufactured, tested, labeled, packaged, stored, handled, and shipped in conformance with the applicable Specifications; (c) be free and clear of all liens, security interests and other encumbrances; and (d) have a shelf life of not less than three (3) years at the time delivered to Opiant or its designee.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.1.2 Aegis represents, warrants, and covenants to Opiant that: (a) Aegis holds and will hold, and is operating and will operate in compliance with, any and all exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any other governmental authority required in connection with the development to date of the Excipient(s), (b) Aegis is not debarred or suspended under 21 U.S.C. §335(a) or (b) or comparable Laws in any other jurisdiction; (c) there are no actual or, to Aegis’ knowledge, threatened enforcement actions by the FDA or any other federal, state, or foreign Regulatory Authority which has jurisdiction over Aegis’ operations or products, including, without limitation, any fines, injunctions civil or criminal penalties, investigations, debarments, or suspensions; (d) Aegis has not received any warning letters or written correspondence from the FDA and/or any other governmental authority requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests with respect to the Excipient(s); and (e) as of the Effective Date, there are no actual or, to the knowledge of Aegis, threatened enforcement actions relating to any Excipient by the FDA or any other governmental authority that has jurisdiction over Aegis’ operations or products, including, without limitation, any fines, injunctions civil or criminal penalties, investigations, debarments or suspensions.

9.1.3 Aegis represents, warrants, and covenants to Opiant that: (a) to Aegis’ knowledge, the applicable Contract Manufacturer holds and will hold, and is operating and will operate in compliance with, any and all exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any other governmental authority required in connection with the development of the Excipient(s), (b) to Aegis’ knowledge, no person involved in the performance of Aegis’ services under this Supply Agreement, including without limitation the applicable Contract Manufacturer, is debarred or suspended under 21 U.S.C. §335(a) or (b) or comparable Laws in any other jurisdiction, and, in the event that Aegis becomes aware of the debarment or disqualification, or a pending debarment or disqualification pursuant to 21 U.S.C. §335(a) or (b), of any person providing services to Aegis, including any of Aegis and its Affiliates, Aegis shall immediately notify Opiant in writing, and Aegis shall cease employing, contracting with, or retaining any such person to perform any services contemplated by this Supply Agreement; (c) there are no actual or, to Aegis’ knowledge, threatened enforcement actions by the FDA or any other federal, state, or foreign Regulatory Authority which has jurisdiction over any applicable Contract Manufacturer’s operations or products, including, without limitation, any fines, injunctions civil or criminal penalties, investigations, debarments, or suspensions; (d) to Aegis’ knowledge, the applicable Contract Manufacturer has not received any warning letters or written correspondence from the FDA and/or any other governmental authority requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests with respect to the Excipient(s); and (e) as of the Effective Date, there are no actual or, to the knowledge of Aegis, threatened enforcement actions relating to any Excipient by the FDA or any other governmental authority that has jurisdiction over any applicable third-party manufacturer’s operations or products, including, without limitation, any fines, injunctions civil or criminal penalties, investigations, debarments or suspensions.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.1.4 Aegis covenants that it will not in the performance of its obligations under this Supply Agreement employ or use the services of any person who is or was debarred or suspended under 21 U.S.C. §335(a) or (b) or comparable Laws in any other jurisdiction. Aegis represents and warrants that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product.

9.1.5 Aegis is aware of and understands that there are anti-bribery and anticorruption statutes (including but not limited to the U.S. Foreign Corrupt Practices Act and the UK Bribery Act) to which Opiant is subject that prohibit the payment or offering, giving, promising to give, or authorizing the giving of, directly or indirectly, anything of value to a government official, or any relative, business associate or employee thereof, for the purpose of obtaining or retaining any business under this Agreement or inducing or influencing any governmental act or decision affecting Opiant. Aegis hereby agrees to refrain from any activity in connection with this Agreement, and require its Contract Manufacturers from refraining from any activity, that would constitute a violation by Aegis or Opiant of such anti-bribery and anticorruption statutes, including sharing, directly or indirectly, any of the fees paid to Aegis under this Agreement with a government official. Similarly, Aegis shall not, directly or indirectly, request, accept, or agree to accept any item of value that could be seen as an attempt to compromise its independence of judgment or improperly influence a business decision.

9.1.6 Aegis represents and warrants that its existing agreements with the Contract Manufacturer **** and **** enable Aegis to perform this Supply Agreement in accordance with its terms. Aegis covenants that it will use diligent efforts to enforce its agreement with such Contract Manufacturers for the benefit of Opiant. Aegis covenants to take any action to retain, and not to take any action that would fail to retain, in full force and effect for the term of this Supply Agreement the long-term manufacturing agreement with such Contract Manufacturer relating to Opiant’s rights hereunder. Moreover, Aegis will not agree, consent or acquiesce to any amendment, waiver, supplement or other modification to such agreement in a way which would terminate, diminish or affect Opiant’s rights under this Supply Agreement, without the prior written consent of Opiant. Aegis shall be solely responsible for paying all fees and any other performance obligations to such Contract Manufacturer, except as set forth in Article 6.6.1. In the event that Aegis receives notice that Aegis has committed a breach of its obligations under the agreement with such Contract Manufacturer, or if Aegis anticipates such breach, such as may give rise to a right by such Contract Manufacturer to terminate, diminish or affect Aegis’ rights thereunder and Opiant’s rights under this Supply Agreement, Aegis shall notify Opiant promptly of such situation and shall use diligent efforts to promptly cure such breach. In addition to Opiant’s other remedies under this Supply Agreement, if Aegis is unable to cure such breach, Aegis shall, to the extent reasonably feasible, permit Opiant to cure such breach if Opiant desires to do so, with all reasonable fees and expenses (including attorneys’ fees) incurred by Opiant being creditable by Opiant against future payment obligations under this Supply Agreement.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.2           Opiant. Other than FDA approvals relating to a manufacturing facility of the Material, Opiant will be responsible for obtaining and complying with all necessary governmental or regulatory approvals applicable to the sale, distribution and/or use of Opiant’s Product which use Material, including without limitation, FDA approvals. Aegis will provide to Opiant, at Opiant’s expense, reasonable cooperation and assistance relating to Opiant obtaining and complying with all necessary governmental and regulatory approvals applicable to the sale, distribution and/or use of Opiant’s Product which use Material, including without limitation, FDA approvals.

9.3           Both Parties. Each Party represents and warrants to the other Party as follows:

9.3.1 Organization. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

9.3.2 Authorization and Enforcement of Obligations. Such Party (a) has the requisite power and authority and the legal right to enter into this Supply Agreement and to perform its obligations hereunder; and (b) has taken all requisite action on its part to authorize the execution and delivery of this Supply Agreement and the performance of its obligations hereunder. This Supply Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

9.3.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Supply Agreement have been obtained.

9.3.4 No Conflict. The execution and delivery of this Supply Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws, regulations or orders of any court, governmental body or administrative agency having jurisdiction over this Supply Agreement and the Party’s obligations hereunder; and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party.

9.4           No Implied Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES IN THIS SUPPLY AGREEMENT AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR CONDITION OF PRODUCT DELIVERED UNDER THIS SUPPLY AGREEMENT OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR OTHERWISE, AND BOTH PARTIES EXPRESSLY DISCLAIM ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY UNDER ARTICLE 2-312(3) OF THE UNIFORM COMMERCIAL CODE.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 10

TERM

10.1         Term. This Supply Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with this Supply Agreement, shall continue in full force and effect until the earlier of (a) expiration or termination of the License Agreement or (b) the twentieth (20th) anniversary of the Effective Date (the “Term”). The Term shall only be extended by mutual written agreement of the Parties.

10.2         Termination. Notwithstanding Article 10.1, this Supply Agreement may be terminated as follows:

a.           Either Party may terminate this Supply Agreement at any time upon written agreement of both parties.

b.           Either Party may terminate this Supply Agreement upon a material breach of this Supply Agreement by the other Party, after giving such other Party written notice specifying the nature of and basis for the asserted material breach, and providing such other Party a thirty (30) day opportunity to cure any monetary material breach and a sixty (60) day opportunity to cure any non-monetary material breach.

10.3         Duties Following Termination.

a.           Termination of this Supply Agreement will not release either Party from the obligation to make payment of all undisputed amounts due and payable prior to termination.

b.           Upon the termination or cancellation of this Supply Agreement for any reason, all tangible Confidential Information of each disclosing Party will be immediately returned to it or, at the option of the disclosing Party, destroyed (with reasonable documentation of the destruction).

10.4         Survival. Termination of this Supply Agreement shall not affect any right or obligation accruing prior to such termination. The obligations and rights of the parties under Articles 10.3 and 10.4 and Articles 1, 2.5, 6, 7, 8, 9, and 11 shall survive termination of this Supply Agreement.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 11

GENERAL PROVISIONS

11.1         Governing Law. This Supply Agreement and any disputes, claims or actions related hereto shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflicts of law principles that would result in the application of the laws of any state other than the State of California. The United Nations Conventions on Contracts for the International Sale of Goods shall not be applicable to this Supply Agreement.

11.2         Arbitration. Any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Supply Agreement, or the performance by either Party of any obligation under this Supply Agreement, whether before or after termination of this Supply Agreement, shall be resolved by final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by a panel of three (3) neutral experts with relevant industry experience appointed in accordance with such rules. Any such arbitration shall be held in San Diego, California. The method and manner of discovery in any such arbitration proceeding shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. Each Party shall choose one (1) arbitrator within thirty (30) days after receipt of notice of the intent to arbitrate. Such arbitrators shall thereafter choose a third arbitrator within thirty (30) days of their appointment. If one or both of the Parties fails to make a timely appointment of its arbitrator, then such missing arbitrator(s) will be appointed by the American Arbitration Association. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and at their discretion, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements and/or the fees and costs of the arbitrators. The arbitrators shall make their award and decision by majority approval, which shall be made in accordance with the terms of this Supply Agreement and applicable Law. Judgment upon the award so rendered may be entered in any court of competent jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

11.3 Notwithstanding the foregoing, (i) either Party shall have the right, without waiving any right or remedy available to such Party under this Supply Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder, and (ii) any and all issues regarding the scope, construction, validity, and enforceability of one or more patents shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the patent or patents in question. Each of the Parties agrees that if certain material obligations under this Supply Agreement are not performed in accordance with their specific terms or are otherwise breached, (a) severe and irreparable damage may occur, (b) no adequate remedy at law would exist and (c) damages would be difficult to determine. Each of the Parties agrees that, in such case, the injured Party or Parties shall be authorized and entitled to seek to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by applicable law, and the breaching Party shall waive any requirement that such Party or Parties post bond as a condition for obtaining any such relief. All proceedings and decisions of the arbitrator(s) shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 7.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.4         Modification; Waiver. This Supply Agreement may not be altered, amended, supplemented, or modified in any way except by a writing signed by both Parties. No waiver by a Party of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default. The failure by either Party to insist upon strict performance or any provision of this Supply Agreement, to take any action or to exercise any right arising out of this Supply Agreement shall in no way be construed to be a waiver of such right, nor in any way be deemed to affect the validity of this Supply Agreement or any section hereof, or the right of a Party to thereafter enforce each and every provision of this Supply Agreement. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

11.5         Rights Under U.S. Bankruptcy Code. All rights and licenses granted under or pursuant to this Supply Agreement by Aegis are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses to intellectual property as defined under Section 101 of the Bankruptcy Code. Aegis agrees that Opiant shall retain and may fully exercise its rights and elections under the Bankruptcy Code. If a case is commenced during the term of this Supply Agreement by or against a Party under the Bankruptcy Code then, unless and until this Supply Agreement is rejected as provided in the Bankruptcy Code, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Supply Agreement to be performed by such Party. If a case is commenced during the term of this Supply Agreement by or against a Party under the Bankruptcy Code, this Supply Agreement is rejected or not assumed as provided in the Bankruptcy Code and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Code, then the Party subject to such case under the Bankruptcy Code (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Supply Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of the commencement of a case by or against a Party under the Bankruptcy Code. Section 365(n) and the terms of this Article 11.4 shall apply and shall be enforced in and by every court, tribunal, arbitrator, regulatory body or official resolving disputes between the Parties with respect to rights in intellectual property, whether such court, tribunal, arbitrator, regulatory body or official is located in the U.S. or in any other nation or jurisdiction.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.6         Assignment. Neither this Supply Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior express written consent of the other; provided, however, that (i) Opiant may, without the written consent of Aegis, assign this Supply Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business related to the Product, or in the event of its merger, consolidation, a Change in Control or similar transaction; (ii) Aegis may, without the written consent of Opiant, assign this Supply Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation or a Change in Control; and (iii) neither Party shall unreasonably withhold, delay or condition its consent to any proposed assignment in any situation whereby all of its rights and entitlements are unaffected. The rights and obligations of the Parties under this Supply Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment in violation of this Article 11.5 shall be void. For the avoidance of doubt, Aegis may engage a third party contract manufacturer to manufacture the Excipient(s) for the benefit of Opiant, which shall not be deemed to be an assignment or delegation restricted by this Article 11.5; provided that Aegis shall be responsible for all obligations with respect to all Material to be supplied to Opiant and its Affiliates in connection with this Agreement.

11.7         Independent Contractors. The relationship of the Parties, as established by this Supply Agreement, is solely that of independent contractors. The Parties are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Supply Agreement or the transactions contemplated thereby. Neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

11.8         Further Actions. Each Party agrees to execute, acknowledge and deliver such further documents and instruments and to perform all such other acts as may be necessary or appropriate in order to carry out the purpose and intent of this Supply Agreement.

11.9         Notices. Any notice, report, communication, or consent required or permitted by this Supply Agreement must be in writing and must be sent by a Party (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile, followed within five (5) days by a copy mailed in the manner described by (a) or (b), addressed to the other Party at the address shown below or at any other address such Party has previously designated by prior written consent to the other. Such notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by overnight delivery service, three (3) business days after delivery; or (c) if sent by facsimile, upon electronic confirmation of receipt.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

If to Aegis:

Aegis Therapeutics, LLC

11770 Bernardo Plaza Court, Suite 353

San Diego, CA 92128

Attn: Chief Executive Officer

Fax: (858) 618-1441

with a copy to (which alone shall not constitute notice):

DLA Piper US LLP

4365 Executive Drive, Suite 1100

San Diego, California 92121

Attn: Knox Bell, Esq.

Fax: (858) 677-1401

If to Opiant:

OPIANT Pharmaceuticals, Inc.

401 Wilshire Boulevard, 12th Floor

Santa Monica, CA 90401

Attn: Chief Executive Officer

Fax: (917) 322-2105

with a copy to (which alone shall not constitute notice):

DLA Piper US LLP

1650 Market Street

Suite 4900

Philadelphia, PA 19103

Attn: Fahd M.T. Riaz, Esq.

Fax: (215) 606 -2069

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.10         No Implied Licenses. Only licenses and rights granted expressly herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.

11.11         Force Majeure. Nonperformance of a Party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party; provided, however, that the nonperforming Party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable. Such excuse from performance shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party

11.12         Complete Agreement. This Supply Agreement, including the Exhibits hereto, and the License Agreement constitute the entire agreement between the Parties regarding the subject matter hereof, and all prior and contemporaneous representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, including without limitation, the Prior Agreements, are superseded and shall be and of no effect.

11.13         Counterparts. This Supply Agreement may be executed in counterparts, each of which shall be deemed to be an original document, and all of which together with this writing shall be deemed one instrument. Signatures provided by facsimile transmission or in PDF sent by electronic mail shall be deemed to be original signatures.

11.14         Severability. If any provision of this Supply Agreement shall be found by a court of competent jurisdiction to be void, invalid, illegal or unenforceable, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Supply Agreement. All remaining portions shall remain in full force and effect as if the original Supply Agreement had been executed without the invalidated, unenforceable or illegal part. The Parties shall use commercially reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) in a way that, to the extent practicable and legally permissible, implements the original intent of the Parties.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.15         Interpretation. The headings of each Article in this Supply Agreement are included merely for convenience of reference only and are not intended to limit or expand on the meaning or interpretation of the language contained in the particular section. All references in this Supply Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Supply Agreement to any Article shall include all sections, subsections and paragraphs in such Article, references in this Supply Agreement to any section shall include all subsections and paragraphs in such section and references in this Supply Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means including without limitation. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supply Agreement as a whole and not to any particular section or other subdivision. All references to days in this Supply Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Supply Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Supply Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Supply Agreement shall be in the English language.

[Signature Page Next]

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be executed by their respective duly authorized officers as of the Execution Date.

AEGIS THERAPEUTICS, LLC

By:	/s/ Edward T. Maggio, Ph.D.

Edward T. Maggio, Ph.D.

Chief Executive Officer

OPIANT PHARMACEUTICALS, INC.

By:	/s/ Roger Crystal

Roger Crystal

Chief Executive Officer

24

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
DEFINITIONS

References in the definitions to the Supply Agreement shall mean the applicable Supply Agreement between Aegis and a Company, and to Material(s), Compound(s) and/or Product(s) shall mean to the applicable Material(s), Compound(s) and/or Product(s) that are the subject of such Supply Agreement.

“Aegis” shall have the meaning set forth in the preamble to the Supply Agreement.

“Aegis Technology” shall have the meaning set forth in Exhibit A of the License Agreement.

“Affiliate” shall mean, with respect to any person or entity, any other person or entity that controls, is controlled by or is under common control with such person or entity. For purposes of this definition, a person or entity shall be in “control” of an entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to control the management and policies of such other entity.

“Approval” shall mean, with respect to any Product in any jurisdiction, all approvals from any Regulatory Authority necessary for the sale of the Product in such jurisdiction in accordance with applicable Laws, including without limitation receipt of pricing and reimbursement approvals, where required.

“Bankruptcy Code” shall have the meaning set forth in Article 11.4 of the Supply Agreement.

“Business Day” shall mean any day that is not a Saturday or a Sunday or a day on which the New York Stock Exchange is closed.

“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the License Agreement and the Supply Agreement shall extend from the commencement of such respective agreement to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall end upon the expiration or termination of the License Agreement or the Supply Agreement, as applicable.

“Calendar Year” shall mean (a) for the first Calendar Year of the term of the License Agreement and the Supply Agreement, the period beginning on the Effective Date and ending on December 31, 2015, (b) for each Calendar Year of the term of the License Agreement or the Supply Agreement, as applicable, thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the term of the License Agreement or the Supply Agreement, the period beginning on January 1 of the Calendar Year in which the License Agreement or the Supply Agreement, respectively, expires or terminates and ending on the effective date of expiration or termination of the License Agreement or the Supply Agreement, respectively.

A-1

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Change in Control” shall mean the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company unless, in any case, the persons who beneficially own the voting securities of the company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, more than fifty percent (50%) of the voting securities of the company or any other corporation or other entity resulting from or surviving the transaction (including a corporation or other entity which, as the result of the transaction, owns all or substantially all of voting securities of the company or all or substantially all of the company’s assets, either directly or indirectly through one or more subsidiaries) in substantially the same proportion as their respective ownership of the voting securities of the company immediately before that transaction.

“Commercially Reasonable Efforts” shall have the meaning set forth in Article 3.7.2 of the License Agreement.

“Company” shall mean a company that enters into a Supply Agreement with Aegis.

“Compound” shall mean (a) **** as an active ingredient and (b) any isomers, hydrates, anhydrides, solvates, esters, salt forms, free acids or bases, prodrugs, complexes or polymorphs of the compounds set forth in clause (a) or any compounds covered by this clause (b).

“Confidential Information” shall mean, with respect to a Party, all information (and all tangible and intangible embodiments thereof), that is owned or controlled by such Party, is disclosed by or on behalf of such Party to the other Party pursuant to the License Agreement and/or the Supply Agreement, and (if disclosed in writing or other tangible medium) is marked or identified as confidential at the time of disclosure to the receiving Party or (if otherwise disclosed) is identified as confidential at the time of disclosure to the receiving Party and described as such in writing within thirty (30) days after such disclosure. Notwithstanding the foregoing, Confidential Information of a Party shall not include information which, and only to the extent, the receiving Party can establish by written documentation (a) has been generally known prior to disclosure of such information by the disclosing Party to the receiving Party; (b) has become generally known, without the fault of the receiving Party, subsequent to disclosure of such information by the disclosing Party to the receiving Party; (c) has been received by the receiving Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information free of confidentiality obligations; (d) has been otherwise known by the receiving Party free of confidentiality obligations prior to disclosure of such information by the disclosing Party to the receiving Party; or (e) has been independently developed by employees or others on behalf of the receiving Party without use of such information disclosed by the disclosing Party to the receiving Party (each, a “Confidentiality Exception”).

A-2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Contract Manufacturer” shall mean any contract manufacturer engaged by Aegis for the manufacture and supply of Materials to Opiant, pursuant to the terms of this Supply Agreement.

“Control” (including any variations such as “Controlled” and “Controlling”) shall mean, with respect to any information, patents or other intellectual property rights, possession of the right, power and authority (whether by ownership, license or otherwise, other than by virtue of any rights granted under this Supply Agreement) to grant access to, to grant use of, or to grant a license or a sublicense to such information, patents or intellectual property rights without violating the terms of any agreement or other arrangement with any third party.

“Corrective Action Request” shall have the meaning set forth in Article 6.2 of the Supply Agreement.

“Defective Material” shall have the meaning set forth in Article 6.2 of the Supply Agreement.

“Effective Date” shall have the meaning set forth in the preamble to the License Agreement.

“EMA” shall mean the European Medicines Agency, or the successor thereto.

“Encumbrance” shall mean any lien, mortgage, deed of trust, pledge, security interest, charge, condition, equitable interest, right of first refusal, community property interest, covenant, option, title defect, claim, restriction, variance, exception, license, or other adverse claim or interest or encumbrance of any kind or nature whatsoever, whether or not perfected, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Excipient(s)” shall mean AEGIS’s proprietary chemically synthesizable delivery enhancement agents (including without limitation the Intravail® absorption enhancement agents), that, among other things, allow non-invasive systemic delivery of potent peptide, protein, and small and large molecule drugs.

“EU” shall mean the countries comprising the European Union as it may be constituted from time to time, and any successors to, or new countries created from, any of the foregoing.

“Exploit,” “Exploiting” or “Exploitation” shall mean to research, develop, make, have made, use, sell, have sold, offer for sale, import, export and/or otherwise commercialize, exploit and dispose of.

“FDA” shall mean the U.S. Food and Drug Administration, or the successor thereto.

“Field” shall mean any and all indications, uses, or purposes of Compound(s) and/or Product(s) in any and all formulations, including without limitation for the treatment, palliation, diagnosis, or prevention of any human disease, disorder, or condition.

A-3

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“GMP” shall mean Good Manufacturing Practices, as specified by the FDA, or similar standards or guidelines promulgated by the FDA from time-to-time, or equivalent Regulatory Authority in countries other than the United States, as applicable.

“Indemnitee” shall have the meaning set forth in Article 8.3 of the Supply Agreement.

“Indemnitor” shall have the meaning set forth in Article 8.3 of the Supply Agreement.

“Intravail®” shall mean the Material described on Exhibit B attached to the Supply Agreement, manufactured in compliance with all applicable Laws, including without limitation GMP.

“Law” shall mean any federal, state or local law, statute or ordinance, or any rule, regulation, or published guidelines promulgated by any governmental authority, including without limitation the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder.

“License Agreement” shall mean that certain License Agreement entered into by and between Opiant and Aegis as of the Effective Date.

“Material” shall mean any Excipient supplied by Aegis to Opiant pursuant to this Supply Agreement, including without limitation Intravail®, as further described in Exhibit B hereto, manufactured in compliance with all applicable Laws, including without limitation GMP.

“Opiant” shall have the meaning set forth in the preamble to the Supply Agreement.

“Party” shall mean, in the case of the Supply Agreement, Aegis or Opiant.

“PPI” shall have the meaning set forth in Article 3.2a of the Supply Agreement.

“Prior Agreements” shall mean (a) that certain Material Transfer, Option and Research License Agreement between Aegis and Opiant dated as of December 1, 2014 as amended on December 16, 2014 and May 19, 2015; (b) the Amended and Restated Material Transfer, Option and Research License Agreement executed on April 26, 2016 and effective as of December 1, 2014; (c) the Letter Agreement dated April 26, 2016; and (d) that certain Mutual Confidentiality Agreement between Aegis and Opiant dated as of November 13, 2013.

“Product” shall mean any product containing a Compound and formulated using the Excipient(s).

“Regulatory Authority” means any national or supranational governmental authority, including without limitation the FDA, EMA, or Koseisho, that has responsibility over the development and/or commercialization of a Compound, an Excipient and/or a Product.

“Supply Agreement” shall mean this Supply Agreement.

“Term” shall have the meaning set forth in Article 10.1 of the Supply Agreement.

“Territory” shall mean worldwide.

A-4

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

SPECIFICATION FOR MATERIAL

Specifications for Intravail® A-3

B-1